UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2004

DIATECT INTERNATIONAL CORPORATION

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(Exact name of registrant as specified in its charter)

California	0-10147	95-355578
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

875 South Industrial Parkway, Heber City, Utah, 84032

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(Address of principal executive office)

(435) 654-4370

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(Registrant’s phone number including area code)

Item 5 – Other Events and Regulation FD Disclosure

Change of Corporate Council

Diatect International Corporation announces a change in corporate council, which took effect on March 22, 2004.  With anticipated growth it has become evident that it is important to have local council represent us rather than council who is presently located in Idaho.  The new firm is Bostwick & Price with lead council being Randy Birch.  Their main office is located in Salt Lake City, Utah with a branch in Heber City, Utah.  We wish to thank John L. Runft for his service and excellent representation in the past.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

DIATECT INTERNATIONAL CORPORATION

March 23, 2004

/s/ Jay W. Downs

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Jay W. Downs

Principal Executive Officer

Principal Financial Officer